EXHIBIT 99.1

 Camden Property Trust Announces First Quarter 2004 Operating Results

    HOUSTON--(BUSINESS WIRE)--May 6, 2004--Camden Property Trust (NYSE:CPT) announced that its net income ("EPS") for the first quarter of 2004 was $9.4 million or $0.22 per diluted share compared to $8.3 million or $0.20 per diluted share for the same period in 2003. Funds from operations ("FFO") for the first quarter of 2004 totaled $0.84 per diluted share or $36.8 million, as compared to $0.79 per diluted share or $33.6 million reported for the same period in 2003. FFO for the first quarter of 2004 included $1.7 million or $0.04 per diluted share related to an insurance settlement for lost rents related to a fire in one of Camden's communities in 2000, and $0.9 million or $0.02 per diluted share associated with the sale of an e-commerce investment that had previously been written off. FFO for the first quarter of 2003 has been adjusted from amounts previously reported to include $1.4 million or $0.03 per diluted share from gains on sale of undepreciated property in accordance with the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.
    Physical occupancy levels averaged 94.3% during the first quarter of 2004 as compared to 94.5% in the fourth quarter of 2003 and 91.4% in the first quarter of 2003. For the 44,481 apartment homes included in "same-property" results, first quarter 2004 revenues increased 3.0% while operating expenses increased 2.6%, producing a 3.3% increase in same-property net operating income ("NOI") compared to the first quarter of 2003. On a sequential basis, first quarter 2004 same property NOI declined 1.4% compared to fourth quarter 2003, with revenues declining 0.1% and expenses increasing 1.9% compared to the prior quarter. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.
    The Company continued its lease-ups of Camden Sierra at Otay Ranch in Chula Vista, CA, Camden Oak Crest in Houston, TX and Camden Harbor View in Long Beach, CA during the quarter. Camden Sierra at Otay Ranch is currently 90% leased and 91% occupied, Camden Oak Crest is 93% leased and 95% occupied, and Camden Harbor View is 51% leased and 48% occupied. Construction continued on Camden Harbor View and Camden Westwind in Ashburn, VA, with expected completion dates of second quarter 2004 and first quarter 2006, respectively. Camden Westwind is being developed in a joint venture format, with Camden retaining a 20% ownership interest.
    The Company also began construction during the quarter on two new development projects: Camden Lee Vista II in Orlando, FL and Camden Farmers Market II in Dallas, TX. Camden Lee Vista II is a suburban garden-style community featuring 366 one- and two-bedroom apartment homes. Camden Farmers Market II is a 284-home urban-infill apartment and loft community, featuring 132 traditional class "A" apartment layouts, and 152 "loft-style" units with amenities including concrete flooring, exposed HVAC duct work, upgraded lighting features and open floorplans. Both projects will be located adjacent to existing Camden communities (Camden Lee Vista and Camden Farmers Market), and initial occupancy is scheduled for first quarter 2005 and second quarter 2005, respectively.
    Camden reconfirmed its expected range for 2004 FFO between $3.10 and $3.30 per diluted share and 2004 EPS between $0.58 and $0.78 per diluted share, excluding any gains recognized from property sales. The 2004 guidance is based on projections of same-property NOI growth between -2.0% and 2.0%, acquisitions of $100 million, dispositions of $100 million and new development starts of $100 to $200 million. For 2004, 12 research analysts have contributed FFO estimates on CPT to First Call ranging from $3.10 to $3.29 per diluted share, for a mean of $3.22 per diluted share. The Company also provided guidance for the second quarter of 2004 of $0.77 to $0.80 per diluted share for FFO and $0.15 to $0.18 per diluted share for EPS. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.
    The Company will hold a conference call on Friday, May 7, 2004 at 10:00 AM Central Time to review its first quarter results and discuss its outlook for future performance. To participate in the call, please dial 800-884-5695 (domestic) or 617-786-2960 (international) by 9:50
AM Central Time and request the Camden Property Trust First Quarter Earnings Call, Conference Passcode #62735633, or join the live webcast of the conference call by accessing the Investor Relations section of the Company's website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company's website or by calling Camden's Investor Relations Department at 800-922-6336.
    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.
    Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 144 properties containing 51,344 apartment homes in the Sunbelt and Midwestern markets from Florida to California. Upon completion of four properties under development, the Company's portfolio will increase to 52,996 apartment homes in 148 properties.
    For additional information, please contact Camden's Investor Relations Department at 800-922-6336 or 713-354-2787 or access our website at http://www.camdenliving.com.


                                CAMDEN
                           OPERATING RESULTS
      (In thousands, except per share and property data amounts)
----------------------------------------------------------------------

(Unaudited)                                       Three Months Ended
                                                       March 31,
                                                  -------------------
OPERATING DATA                                      2004      2003
--------------                                    --------- ---------
Revenues
Rental revenues                                    $96,305   $90,101
Other property revenues                              8,465     7,591
                                                  --------- ---------
   Total property revenues                         104,770    97,692
                                                  --------- ---------
Development and construction fees                    1,761     1,336
Management fees                                        420       434
Other revenues                                       4,281     1,612
                                                  --------- ---------
   Total revenues                                  111,232   101,074

Expenses
Property operating and maintenance                  30,394    28,356
Real estate taxes                                   11,510    11,164
                                                  --------- ---------
   Total property expenses                          41,904    39,520
                                                  --------- ---------
Property management                                  2,869     2,537
Fee and asset management                               989     1,563
General and administrative                           4,186     3,611
Other expenses                                           -     1,077
Interest                                            21,135    18,356
Amortization of deferred financing costs               764       626
Depreciation                                        26,609    25,929
                                                  --------- ---------
   Total expenses                                   98,456    93,219
                                                  --------- ---------
Income before gain on sale of land, impairment
 loss on land held for sale, equity in income of
 joint ventures and minority interests              12,776     7,855
Gain on sale of land                                 1,255     1,423
Impairment loss on land held for sale               (1,143)        -
Equity in income of joint ventures                      99     2,643
Income allocated to minority interests
  Distributions on units convertible into
   perpetual preferred shares                       (2,843)   (3,218)
  Income allocated to units convertible into
   common shares                                      (756)     (369)
                                                  --------- ---------
Net income                                          $9,388    $8,334
                                                  ========= =========

FUNDS FROM OPERATIONS
---------------------
  Net income                                        $9,388    $8,334
  Real estate depreciation                          26,120    25,389
  Adjustments for unconsolidated joint ventures        522       535
  (Gain) on sale of properties held in joint
   ventures                                              -      (985)
  Income allocated to units convertible into
   common shares                                       756       369
                                                  --------- ---------
     Funds from operations - diluted               $36,786   $33,642
                                                  ========= =========

PER SHARE DATA
--------------
  Net income - basic                                 $0.23     $0.21
  Net income - diluted                                0.22      0.20
  Funds from operations - diluted                     0.84      0.79
  Cash distributions                                  0.64      0.64

Weighted average number of common and
 common equivalent shares outstanding:
     Basic                                          40,031    39,164
     Diluted                                        42,146    42,752
     FFO - diluted                                  44,025    42,752

PROPERTY DATA
-------------
  Total operating properties (end of period) (a)       144       143
  Total operating apartment homes in operating
   properties (end of period) (a)                   51,344    50,790
  Total operating apartment homes (weighted
   average)                                         46,912    45,911

(a) Includes joint venture investments.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.


                            BALANCE SHEETS
                            (In thousands)
----------------------------------------------------------------------

            (Unaudited)              Mar 31,     Dec 31,     Sep 30,
                                      2004        2003        2003
                                   ----------- ----------- -----------
ASSETS
Real estate assets, at cost
  Land                               $404,113    $400,490    $397,006
  Buildings and improvements        2,538,193   2,499,214   2,462,252
                                   ----------- ----------- -----------
                                    2,942,306   2,899,704   2,859,258
  Accumulated depreciation           (627,808)   (601,688)   (575,459)
                                   ----------- ----------- -----------
    Net operating real estate
     assets                         2,314,498   2,298,016   2,283,799
  Properties under development,
   including land                     156,466     189,119     236,529
  Investment in joint ventures         10,754      11,033       9,994
  Land held for sale                    1,800           -           -
                                   ----------- ----------- -----------
    Total real estate assets        2,483,518   2,498,168   2,530,322
Accounts receivable - affiliates       28,984      25,997       7,141
Notes receivable
  Affiliates                            9,335       9,017           -
  Other                                41,685      41,416      24,289
Other assets, net (a)                  42,922      40,951      39,497
Cash and cash equivalents               3,836       3,357       2,341
Restricted cash                         6,794       6,655       4,058
                                   ----------- ----------- -----------
Total assets                       $2,617,074  $2,625,561  $2,607,648
                                   =========== =========== ===========



LIABILITIES AND SHAREHOLDERS'
 EQUITY
Liabilities
  Notes payable
    Unsecured                      $1,291,074  $1,277,879  $1,248,852
    Secured                           230,622     231,798     232,953
Accounts payable                       26,112      26,150      24,025
Accrued real estate taxes              14,165      27,407      31,444
Accrued expenses and other
 liabilities                           54,397      50,111      51,266
Distributions payable                  30,974      30,946      30,698
                                   ----------- ----------- -----------
    Total liabilities               1,647,344   1,644,291   1,619,238

Commitments and contingencies

Minority interests
  Units convertible into perpetual
   preferred shares                   149,815     149,815     149,815
  Units convertible into common
   shares                              45,711      46,570      47,382
                                   ----------- ----------- -----------
    Total minority interests          195,526     196,385     197,197

Shareholders' equity
  Common shares of beneficial
   interest                               484         483         481
  Additional paid-in capital        1,340,564   1,330,512   1,321,103
  Distributions in excess of net
   income                            (314,720)   (297,808)   (281,256)
  Unearned restricted share awards    (15,937)    (11,875)    (12,667)
  Treasury shares, at cost           (236,187)   (236,427)   (236,448)
                                   ----------- ----------- -----------
    Total shareholders' equity        774,204     784,885     791,213
                                   ----------- ----------- -----------
    Total liabilities and
     shareholders' equity          $2,617,074  $2,625,561  $2,607,648
                                   =========== =========== ===========

(a) includes net deferred charges
    of:                                $9,313      $9,558      $8,691



(Unaudited)                                   Jun 30,      Mar 31,
                                               2003         2003
                                            ------------ ------------
ASSETS
Real estate assets, at cost
  Land                                         $396,527     $392,794
  Buildings and improvements                  2,437,833    2,392,936
                                            ------------ ------------
                                              2,834,360    2,785,730
  Accumulated depreciation                     (549,769)    (524,165)
                                            ------------ ------------
    Net operating real estate assets          2,284,591    2,261,565
  Properties under development, including
   land                                         242,682      264,259
  Investment in joint ventures                   10,247       10,919
  Land held for sale                                  -            -
                                            ------------ ------------
    Total real estate assets                  2,537,520    2,536,743
Accounts receivable - affiliates                  6,736        6,444
Notes receivable
  Affiliates                                          -        1,800
  Other                                          21,314       17,664
Other assets, net (a)                            40,959       43,143
Cash and cash equivalents                         1,550        1,945
Restricted cash                                   4,258        4,365
                                            ------------ ------------
    Total assets                             $2,612,337   $2,612,104
                                            ============ ============



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Notes payable
    Unsecured                                $1,236,681   $1,208,513
    Secured                                     240,711      248,481
Accounts payable                                 34,580       36,978
Accrued real estate taxes                        20,822       12,782
Accrued expenses and other liabilities           44,226       51,397
Distributions payable                            30,663       30,639
                                            ------------ ------------
    Total liabilities                         1,607,683    1,588,790

Commitments and contingencies

Minority interests
  Units convertible into perpetual preferred
   shares                                       149,815      149,815
  Units convertible into common shares           48,354       49,621
                                            ------------ ------------
    Total minority interests                    198,169      199,436

Shareholders' equity
  Common shares of beneficial interest              480          479
  Additional paid-in capital                  1,320,045    1,318,649
  Distributions in excess of net income        (261,577)    (241,960)
  Unearned restricted share awards              (15,477)     (16,282)
  Treasury shares, at cost                     (236,986)    (237,008)
                                            ------------ ------------
    Total shareholders' equity                  806,485      823,878
                                            ------------ ------------
    Total liabilities and shareholders'
     equity                                  $2,612,337   $2,612,104
                                            ============ ============

(a) includes net deferred charges of:            $9,268       $9,925


                      NON-GAAP FINANCIAL MEASURES
                     DEFINITIONS & RECONCILIATIONS
               (In thousands, except per share amounts)
----------------------------------------------------------------------

(Unaudited)

This document contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
---
The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden's definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

                                                        Three Months
                                                           Ended
                                                          March 31,
                                                     -------- --------
                                                       2004   2003 (a)
                                                     -------- --------
  Net income                                          $9,388   $8,334
  Real estate depreciation                            26,120   25,389
  Adjustments for unconsolidated joint
   ventures                                              522      535
  (Gain) on sale of properties held in
   joint ventures                                          -     (985)
  Income allocated to units convertible
   into common shares                                    756      369
                                                     -------- --------
     Funds from operations - diluted                 $36,786  $33,642
                                                     ======== ========

Weighted average number of common and
 common equivalent shares outstanding:
    EPS diluted                                       42,146   42,752
    FFO diluted                                       44,025   42,752

Net income per common share - diluted                  $0.22    $0.20
FFO per common share - diluted                         $0.84    $0.79


(a) FFO for the three months ended March 31, 2003 previously included a reduction of $1.4 million from gains on sales of undepreciated property. We have adjusted FFO to include these types of gains as they currently do not meet NAREITs definition of gains that should be adjusted from net income in calculating FFO.

Expected FFO
------------
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

                                         2Q04 Range     2004  Range
                                        Low    High    Low      High
                                       ------ ------ -------- --------
Expected net income per share -
 diluted                               $0.15  $0.18    $0.58    $0.78
Expected real estate depreciation       0.60   0.60     2.42     2.42
Expected adjustments for
 unconsolidated joint ventures          0.01   0.01     0.05     0.05
Expected income allocated to units
 convertible into common shares         0.01   0.01     0.05     0.05
                                       ------ ------ -------- --------
Expected FFO per share - diluted       $0.77  $0.80    $3.10    $3.30


Net Operating Income (NOI)
--------------------------
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

                                                  Three Months Ended
                                                      March 31,
                                                 ---------- ----------
                                                     2004       2003
                                                 ---------- ----------
  Net income                                        $9,388     $8,334
  Development and construction fees                 (1,761)    (1,336)
  Management fees                                     (420)      (434)
  Other income                                      (4,281)    (1,612)
  Property management expense                        2,869      2,537
  Fee and asset management expense                     989      1,563
  General and administrative expense                 4,186      3,611
  Other expenses                                         -      1,077
  Interest expense                                  21,135     18,356
  Amortization of deferred financing costs             764        626
  Depreciation                                      26,609     25,929
  Gain on sale of land                              (1,255)    (1,423)
  Impairment loss on land held for sale              1,143          -
  Equity in income of joint ventures                   (99)    (2,643)
  Distributions on units convertible into
   perpetual preferred shares                        2,843      3,218
  Income allocated to units convertible into
   common shares                                       756        369
                                                 ---------- ----------
     Net Operating Income (NOI)                    $62,866    $58,172

  "Same Property" net operating income             $58,102    $56,244
  Non-"Same Property" net operating income           2,799      1,740
  Development and Lease-Up net operating income      1,938        181
  Dispositions / Other net operating income             27          7
                                                 ---------- ----------
    Net Operating Income (NOI)                     $62,866    $58,172


EBITDA
------
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

                                                 Three Months Ended
                                                     March 31,
                                               ----------- -----------
                                                   2004        2003
                                               ----------- -----------
 Net income                                        $9,388      $8,334
 Interest expense                                  21,135      18,356
 Amortization of deferred financing costs             764         626
 Depreciation                                      26,609      25,929
 Distributions on units convertible into
  perpetual preferred shares                        2,843       3,218
 Income allocated to units convertible into
  common shares                                       756         369
 Gain on sale of land                              (1,255)     (1,423)
 Impairment loss on land held for sale              1,143           -
 Equity in income of joint ventures                   (99)     (2,643)
                                               ----------- -----------
  EBITDA                                          $61,284     $52,766


    CONTACT: Camden Property Trust, Houston
             Investor Relations
             Kim Callahan, 800-922-6336 or 713-354-2787
             www.camdenliving.com